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                      [Goldberg & Davis, CPA's Letterhead]



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 1997 on our audit of the financial statements of Carolina Capital Ventures, Ltd. as of December 31, 1996. We also consent to the reference to our firm under the caption "Experts".



/s/ Goldberg & Davis

Charlotte, North Carolina